Exhibit 99.1

Legacy Acquisition Corp. and Onyx Enterprises Int’l Corp. Complete Business Combination

Combined company renamed PARTS iD, Inc. and will trade on the NYSE American under “ID”

November 20, 2020 -- New York, NY and Cranbury, NJ –Legacy Acquisition Corp. (NYSE: “LGC”) (“Legacy”), a publicly-traded special purpose acquisition company, and Onyx Enterprises Int’l Corp. (“Onyx”) the owner and operator of, among other verticals, “CARiD.com,” a leading digital commerce platform for the automotive aftermarket, announced today that they have completed their previously announced business combination. In conjunction with this transaction, the combined company has been renamed PARTS iD, Inc. (”PARTS iD”). Beginning on November 23, 2020, PARTS iD’s Class A common stock will trade on the NYSE American under the symbol “ID.”

“We are extremely excited to begin this next chapter as a public company,” said Antonino Ciappina, Chief Executive Officer of PARTS iD. “With CARiD.com, we have built a true disruptor in the $400+ billion automotive aftermarket industry through our technology-led, data-driven approach to digital commerce. Our unique model featuring proprietary fitment data, unmatched breadth of offerings and enhanced fulfillment capabilities provides consumers with a rewarding and accurate discovery experience in a traditionally complex market. We believe the business is ideally positioned to capitalize on the surge in eCommerce adoption and this transaction helps strengthen our foundation for growth within our core automotive categories as well as other complex, multidimensional parts and accessories markets.”

Edwin Rigaud, Director of PARTS iD and Chairman & Chief Executive Officer of Legacy, “We believe PARTS iD presents a compelling opportunity for investors and is poised for success in the public markets. With over a decade developing its differentiated technology, product data, and strong consumer engagement, PARTS iD is truly a unique company with key competitive advantages and a compelling financial profile. The business’s low fixed cost structure and inventory efficient operating model is highly scalable, which we believe creates a long runway for profitable growth.”

Prashant Pathak, Chairman of PARTS iD, added, “I want to thank the teams on both sides of this transaction for their hard work in completing this business combination. We are excited to move forward as one organization and leverage the combined experience and leadership to drive profitable growth in the core business and continued investments in the digital transformation of the automotive and adjacent markets for industrial parts. Furthermore, PARTS iD while becoming a public company will maintain its long term approach to the business as it relates to strategy, capital management, and technology development decisions and is also committed to building on the progress Legacy’s founders have made towards inclusive capitalism, diversity of leadership on Wall Street and minority-led enterprise creation.”

Wells Fargo Securities, LLC served as financial advisor to Legacy and Canaccord Genuity LLC served as exclusive financial advisor to Onyx. Wells Fargo Securities, LLC, Cantor Fitzgerald & Co., and Stifel, Nicolaus & Company served as capital markets advisors to Legacy. DLA Piper LLP (US) and Graydon Head & Ritchey LLP served as legal advisors to Legacy. Faegre Drinker Biddle & Reath LLP served as legal counsel for Onyx.

About PARTS iD, Inc.

PARTS iD is a technology-driven, digital commerce company focused on creating custom infrastructure and unique user experiences within niche markets. Founded in 2008 with a vision of creating a one-stop eCommerce destination for the automotive parts and accessories market, PARTS iD has since become a market leader and proven brand-builder, fueled by its commitment to delivering a revolutionary shopping experience; comprehensive, accurate and varied product offerings; and continued digital commerce innovation.

Forward-Looking Statements

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, the anticipated ability to capitalize on eCommerce demand or the potential for long term profitable growth, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “look forward” and similar expressions and their variants, as they relate to PARTS iD may identify forward-looking statements. PARTS iD cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly and in unanticipated ways.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including without limitation, ability to obtain adequate financing to advance product development and company growth, the marketplace for online purchases of aftermarket auto parts, ability to maintain and enforce intellectual property rights, supply chain disruptions, unanticipated demands on cash resources, competition risks including the entry of new competitors and products, adverse federal, state and local government regulation, technological obsolescence of the PARTS iD’s products, price increases for supplies, the effects of current and future U.S. and foreign trade policy and tariff actions, and any disruption to its business caused by the current COVID-19 pandemic. Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in PARTS iD’s filings with the United States Securities and Exchange Commission (SEC), which are available at https://www.sec.gov (or at https://www.partsid.com). The forward-looking statements represent the estimates of PARTS iD as of the date hereof only, and PARTS iD specifically disclaims any duty or obligation to update forward-looking statements.

Investors:

Dawn Francfort / Brendon Frey

ICR

ir@partsidinc.com